UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 31, 2016

Liberty Global plc
(Exact Name of Registrant as Specified in Charter)

England and Wales	001-35961	98-1112770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

Griffin House, 161 Hammersmith Rd, London, United Kingdom
W6 8BS
(Address of Principal Executive Office)

+44.208.483.6449 or 303.220.6600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On February 15, 2016, Liberty Global Europe Holding B.V., a corporation organized under the laws of the Netherlands and a wholly-owned subsidiary of Liberty Global plc (“Liberty Global”), and Vodafone International Holdings B.V., a corporation organized under the laws of the Netherlands and a wholly-owned subsidiary of Vodafone Group plc (“Vodafone”), agreed to form a 50:50 joint venture, pursuant to a Contribution and Transfer Agreement (the “Contribution Agreement”). The joint venture combines Liberty Global’s broadband communications business in the Netherlands, Ziggo Group Holding B.V. ("Ziggo Group Holding") and its subsidiaries, including Liberty Global Netherlands Content B.V. ("Ziggo Sport"), with Vodafone’s mobile businesses in the Netherlands, creating a national unified communications provider in the Netherlands with complementary strengths across video, broadband, mobile and B2B services.

The Contribution Agreement was originally filed on Form 8-K with the SEC on February 18, 2016. In connection with the closing of the joint venture transaction on December 31, 2016, Liberty Global and Vodafone amended and restated the Contribution Agreement (the “Amended and Restated Contribution Agreement”) to memorialize certain technical amendments to the Contribution Agreement, including amendments to the calculation of the completion accounts to reflect, among other things, the disposition of the Vodafone Netherlands' consumer fixed-line business.

In addition, on December 31, 2016, Liberty Global and Vodafone entered into a shareholders agreement (the “Shareholders Agreement”) in respect of the joint venture company, with VodafoneZiggo Group Holding B.V. ("the Dutch JV"). Each of Liberty Global and Vodafone (each a “Shareholder”) holds 50% of the issued share capital of the Dutch JV.

The Shareholders Agreement contains customary provisions for the governance of a 50:50 joint venture, including regarding decision making, access to information, dividend policy, restrictions on transfer of interests in the Dutch JV and exit arrangements, and covenants restricting the Shareholders from competing with the Dutch JV.

The supervisory board of the Dutch JV is comprised of up to eight members, with three appointed by each of Liberty Global and Vodafone and up to two appointed upon the nomination of the works councils of the contributed businesses in accordance with Dutch law. The chairman of the supervisory board will rotate on an annual basis between a member appointed by each respective Shareholder group.

Except for Reserved Matters (described below), matters put before the supervisory board require the approval of two-thirds of the directors present and by at least two directors appointed by each Shareholder. Certain decisions, referred to as “Reserved Matters,” require the approval of both Shareholders, either directly or through their designees to the supervisory board, including:

•changes in the constituent documents, capital, executive management or branding of the Dutch JV;
•passing a resolution to effect a merger or demerger of the Dutch JV;
•approval of the business plan of the Dutch JV;
•certain related-party transactions; and
•certain other material business, investing and financing decisions of the Dutch JV.

If the Shareholders fail to agree on any Reserved Matter at two consecutive supervisory board meetings, the matter must be escalated to a process for ultimate resolution between the CEO of Liberty Global and the CEO of Vodafone. If the deadlock is not resolved, the disputed proposal shall not proceed and may not be proposed again until at least six months after the deadlock resolution process has expired.

The Shareholders agreed to a dividend policy requiring the Dutch JV to distribute all unrestricted cash on its balance sheet every two months, subject to maintaining a minimum amount of cash and complying with the terms of its financing arrangements. The Shareholders Agreement provides that the Dutch JV will be managed with a leverage ratio of between 4.5 and 5 times EBITDA (as calculated pursuant to its existing financing arrangements) with the Dutch JV undertaking periodic recapitalizations and/or refinancings accordingly.

Each Shareholder has the right to initiate an initial public offering (“IPO”) of the Dutch JV after the third anniversary of the closing, with the opportunity for the other Shareholder to sell shares in the IPO on a pro rata basis. Subject to certain exceptions, the Shareholders Agreement prohibits transfers of interests in the Dutch JV to third parties until the fourth anniversary of the closing. After the fourth anniversary, each Shareholder will be able to initiate a sale of all of its interest in the Dutch JV to a third party and, under certain circumstances, initiate a sale of the entire Dutch JV; subject, in each case, to a right of first offer in favor of the other Shareholder. In the event of the insolvency of either Shareholder, the other Shareholder will have the right to purchase the shares of the insolvent Shareholder in the Dutch JV for a fully distributed market value. The insolvency of a Shareholder, or the breach by a Shareholder of the transfer restrictions, may also result in a suspension of the rights (including with respect to dividends and voting) attached to its shares in the Dutch JV.

The Shareholders Agreement provides that neither Shareholder may engage in a prescribed scope of telecommunications services in the Netherlands for the time during which it is a Shareholder in the Dutch JV and for a fixed period thereafter. The non-compete arrangements are subject to various exceptions, and in respect of certain of these, the Shareholders are required to offer the relevant telecommunications services to the Dutch JV on terms that are at least as favorable as those offered to third parties. Liberty Global and Vodafone have also agreed to a customary non-solicitation covenant in relation to the employees of the Dutch JV and its subsidiaries.

The foregoing descriptions of the Amended and Restated Contribution Agreement and the Shareholders Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to the Amended and Restated Contribution Agreement and the Shareholders Agreement, copies of which are attached hereto as Exhibits 10.1 and 10.2, respectively, and the terms of which are incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

As described above, on December 31, 2016, pursuant to the Amended and Restated Contribution Agreement, Liberty Global contributed Ziggo Group Holding to the Dutch JV. This Current Report on Form 8-K includes, as an exhibit hereto, the pro forma financial information of Liberty Global giving effect to the effective partial disposition of Ziggo Group Holding as of and for the required periods.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The following unaudited pro forma financial information of Liberty Global plc is filed as Exhibit 99.1 attached hereto:

Unaudited Condensed Consolidated Pro Forma Balance Sheet as of September 30, 2016

Unaudited Condensed Consolidated Pro Forma Statement of Operations for the nine months ended September 30, 2016

Unaudited Condensed Consolidated Pro Forma Statement of Operations for the year ended December 31, 2015

Notes to Unaudited Condensed Consolidated Pro Forma Financial Statements

(d) Exhibits.

Exhibit No.         Name

10.1
Amended and Restated Contribution and Transfer Agreement, by and among, Liberty Global Europe Holding BV, Liberty Global plc, Vodafone International Holdings BV, Vodafone Group Plc and Lynx Global Europe II BV.

10.2	Shareholders' Agreement, by and among, Vodafone International Holdings BV, Vodafone Group Plc, Liberty Global Europe Holding BV, Liberty Global plc and Lynx Global Europe II BV.

99.1	Liberty Global plc unaudited condensed consolidated pro forma financial statements

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIBERTY GLOBAL PLC

By:	/s/ RANDY L. LAZZELL
Randy L. Lazzell
Vice President

Date: January 6, 2017